UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 15, 2014

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 406

                     Seattle, Washington 98101

(Address of principal executive offices and zip code)

                                (800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2014, Growlife, Inc. (the “Company”), entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013. The Company agreed to issue 6,000,000 shares of restricted common stock, pay cash severance of six months of compensation payable monthly and provide health insurance benefits for six months from the Termination Date.

The foregoing description of the Severance Agreement for John Genesi is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Severance Agreement dated July 15, 2014 by and between GrowLife, Inc. and John Genesi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: July 18, 2014	By:	/s/ Marco Hegyi
Marco Hegyi
President